Exhibit 99.1

                                WRITTEN STATEMENT
                                       OF
               CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER


     The undersigned hereby certify that the Quarterly Report on Form 10-QSB for the quarter ended September 30, 2004 filed by Technology Flavors & Fragrances, Inc. with the Securities and Exchange Commission fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.


Dated:  November 11, 2004               /s/   Philip Rosner
                                        -------------------
                                        Philip Rosner
                                        Chairman and Chief Executive Officer


Dated:  November 11, 2004               /s/   Joseph A. Gemmo
                                        ---------------------
                                        Joseph A. Gemmo
                                        Vice President and Chief Financial
                                        Officer